EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MARCH 2007

OPERATIONAL PERFORMANCE

HOUSTON, April 2, 2007 - Continental Airlines (NYSE: CAL) today reported a March consolidated (mainline plus regional) load factor of 82.6 percent, 1.4 points above the March 2006 consolidated load factor. The carrier reported a mainline load factor of 83.1 percent, 1.3 points above the March 2006 mainline load factor, and a domestic mainline load factor of 84.2 percent, 0.8 points above March 2006. All three were records for the month. In addition, the airline had an international mainline load factor of 81.9 percent, 2.1 points above March 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 71.2 percent and a March mainline completion factor of 97.6 percent.

In March 2007, Continental flew 8.0 billion consolidated revenue passenger miles (RPMs) and 9.6 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 3.4 percent and a capacity increase of 1.8 percent as compared to March 2006. In March 2007, Continental flew 7.1 billion mainline RPMs and 8.5 billion mainline ASMs, resulting in a mainline traffic increase of 4.1 percent and a 2.4 percent increase in mainline capacity as compared to March 2006. Domestic mainline traffic was 3.8 billion RPMs in March 2007, up 2.4 percent from March 2006, and domestic mainline capacity was 4.6 billion ASMs, up 1.5 percent from March 2006.

For March 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 percent and 5.5 percent compared to March 2006, while mainline passenger RASM is estimated to have increased between 6.5 and 7.5 percent compared to March 2006. During the month of March, Continental's operations were negatively impacted by major storms in the Northeast.  Following the storms, the carrier was able to quickly recover operations minimizing the adverse impact to March operating revenue from flight cancellations, which drove ASMs lower. Continental estimates that the adverse revenue impact from these storms was approximately $10 million.  Continental estimates that March mainline and consolidated year-over-year RASM percent changes were higher by about one point as a result of the storm's impact on capacity (due to lower ASMs).  For February 2007, consolidated passenger RASM increased 2.4 percent compared to February 2006, while mainline passenger RASM increased 3.8 percent from February 2006.

Continental ended the first quarter with unrestricted cash and short-term investments of approximately $2.64 billion.

March 2007 sales at continental.com increased 18 percent over March 2006.

Continental's regional operations had a record March load factor of 78.4 percent, 0.9 points above the March 2006 load factor. Regional RPMs were 878.1 million and regional ASMs were 1,120.1 million in March 2007, resulting in a traffic decrease of 1.4 percent and a capacity decrease of 2.5 percent versus March 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 136 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2007 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
MARCH	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,836,162	3,745,395	2.4	Percent

International	3,238,756	3,053,318	6.1	Percent
Transatlantic	1,512,874	1,396,553	8.3	Percent
Latin America	1,045,508	990,516	5.6	Percent
Pacific	680,374	666,249	2.1	Percent

Mainline	7,074,918	6,798,713	4.1	Percent
Regional	878,143	891,060	-1.4	Percent
Consolidated	7,953,061	7,689,773	3.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,557,305	4,489,345	1.5	Percent

International	3,955,157	3,826,718	3.4	Percent
Transatlantic	1,870,665	1,769,559	5.7	Percent
Latin America	1,266,020	1,231,650	2.8	Percent
Pacific	818,472	825,509	-0.9	Percent

Mainline	8,512,462	8,316,063	2.4	Percent
Regional	1,120,072	1,149,341	-2.5	Percent
Consolidated	9,632,534	9,465,404	1.8	Percent
PASSENGER LOAD FACTOR
Domestic	84.2 Percent	83.4 Percent	0.8	Points

International	81.9 Percent	79.8 Percent	2.1	Points
Transatlantic	80.9 Percent	78.9 Percent	2.0	Points
Latin America	82.6 Percent	80.4 Percent	2.2	Points
Pacific	83.1 Percent	80.7 Percent	2.4	Points

Mainline	83.1 Percent	81.8 Percent	1.3	Points
Regional	78.4 Percent	77.5 Percent	0.9	Points
Consolidated	82.6 Percent	81.2 Percent	1.4	Points
ONBOARD PASSENGERS
Mainline	4,438,799	4,321,013	2.7	Percent
Regional	1,572,177	1,579,331	-0.5	Percent
Consolidated	6,010,976	5,900,344	1.9	Percent
CARGO REVENUE TON MILES (000)
Total	93,119	98,866	-5.8	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	10,388,016	9,968,726	4.2	Percent

International	8,702,403	8,049,368	8.1	Percent
Transatlantic	3,957,956	3,550,650	11.5	Percent
Latin America	2,902,063	2,697,336	7.6	Percent
Pacific	1,842,384	1,801,382	2.3	Percent

Mainline	19,090,419	18,018,094	6.0	Percent
Regional	2,359,387	2,317,951	1.8	Percent
Consolidated	21,449,806	20,336,045	5.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	12,815,482	12,308,647	4.1	Percent

International	11,308,601	10,725,686	5.4	Percent
Transatlantic	5,296,254	4,845,169	9.3	Percent
Latin America	3,614,142	3,475,827	4.0	Percent
Pacific	2,398,205	2,404,690	-0.3	Percent

Mainline	24,124,083	23,034,333	4.7	Percent
Regional	3,125,657	3,081,947	1.4	Percent
Consolidated	27,249,740	26,116,280	4.3	Percent
PASSENGER LOAD FACTOR
Domestic	81.1 Percent	81.0 Percent	0.1	Points

International	77.0 Percent	75.0 Percent	2.0	Points
Transatlantic	74.7 Percent	73.3 Percent	1.4	Points
Latin America	80.3 Percent	77.6 Percent	2.7	Points
Pacific	76.8 Percent	74.9 Percent	1.9	Points

Mainline	79.1 Percent	78.2 Percent	0.9	Points
Regional	75.5 Percent	75.2 Percent	0.3	Points
Consolidated	78.7 Percent	77.9 Percent	0.8	Points
ONBOARD PASSENGERS
Mainline	11,945,262	11,485,543	4.0	Percent
Regional	4,230,792	4,107,835	3.0	Percent
Consolidated	16,176,054	15,593,378	3.7	Percent
CARGO REVENUE TON MILES (000)
Total	254,267	263,003	-3.3	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MARCH	2007	2006	Change
On-Time Performance [1]	71.2%	71.0%	0.2	Points
Completion Factor [2]	97.6%	99.7%	(2.1)	Points
February 2007 year-over-year consolidated RASM change			2.4	Percent
February 2007 year-over-year mainline RASM change			3.8	Percent
March 2007 estimated year-over-year consolidated RASM change			4.5 - 5.5	Percent
March 2007 estimated year-over-year mainline RASM change			6.5 - 7.5	Percent
March 2007 estimated average price per gallon of fuel, including fuel taxes			1.89	Dollars
First Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			1.90	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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